UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2005

ALBERTO-CULVER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-5050	36-2257936
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2525 Armitage Avenue

Melrose Park, Illinois 60160

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 450-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In 1987, the Company entered into individual Key Executive Deferred Compensation Agreements (“Agreement”) with 23 officers. Currently, only seven Agreements remain active; four with current executive officers and three with retired officers who are receiving benefits under their Agreements. All other Agreements have been terminated either upon final payment of all benefits to retired officers or upon termination of employment by former officers prior to retirement.

On January 13, 2005, the Company entered into an amendment to the Agreement with each of Carol L. Bernick, Chairman and a Director; Howard B. Bernick, President and Chief Executive Officer and a Director; William J. Cernugel, Senior Vice President and Chief Financial Officer; and Michael H. Renzulli, President of Sally Beauty Company.

The significant changes made by the amendments were (1) revising the definition of Retirement Age from age 65 to the date on which the sum of the executive’s age and years of services as an employee of the company or a subsidiary equals or exceeds 75 years (“Rule of 75”), (2) extending the payment start date from 30 days after the date of termination of employment to six months after the date of termination of employment and (3) making other changes to conform to the requirements of §409A of the Internal Revenue Code. The change in the definition of Retirement Age to the Rule of 75 is consistent with the definition of retirement in the Company’s other non-qualified employee benefit plans in which executive officers participate.

All four executives have met the Rule of 75. Therefore, upon the termination of their employment, each executive will be entitled to the full benefits specified in their respective Agreement, as amended. The present value of the executives’ benefits under the amended Agreements was fully accrued by the Company in prior years.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included herein:

Number	Description
10	Form of Amendment to Key Executive Deferred Compensation Agreement dated as of dated as of January 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO-CULVER COMPANY

By:	/s/ William J. Cernugel
William J. Cernugel
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

January 18, 2005